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                                                                     Exhibit 1.1


                       ADVANTA BUSINESS CARD MASTER TRUST

                     ASSET-BACKED NOTES, SERIES 2000-[____]


                           $[_________] CLASS A NOTES
                           $[_________] CLASS B NOTES
                           $[_________] CLASS C NOTES


                             UNDERWRITING AGREEMENT



                                                                __________, 2000

         [__________________________________________]
         as Representative of the several Underwriters
         [Address]


Ladies and Gentlemen:

         1. Introductory. Advanta Business Receivables Corp., a Nevada corporation (the "Company"), and Advanta Bank Corp., a Utah industrial loan corporation ("Advanta"), propose, subject to the terms and conditions stated herein, to cause Advanta Business Card Master Trust, a Delaware common law trust (the "Issuer") to sell to the Underwriters named in Schedule A hereto (the "Underwriters"), for whom [_______________] is acting as representative (the "Representative") an aggregate of $[_________] principal amount of the Class A Notes, $[_____________] principal amount of the Class B Notes, and $[_________] principal amount of the Class C Notes (collectively, the "Offered Securities"), of the Issuer. The Offered Securities will be issued under a Master Indenture (the "Indenture") dated as of [________], 2000 and an Indenture Supplement dated as of [_________], 2000 (the "Indenture Supplement"), each between the Issuer and [______________], as indenture trustee (the "Trustee").

         The Company has previously purchased or will purchase from Advanta receivables in a portfolio of MasterCard(R) business revolving credit card accounts (as more fully defined in the Purchase Agreement and the Transfer Agreement, the "Receivables") and certain related rights (together with the Receivables, and as more fully defined in the Purchase Agreement, the "Purchased Assets") pursuant to the Receivables Purchase Agreement (the "Purchase Agreement") dated as of [________], 2000 by and between the Company and Advanta.

         The Issuer will acquire the Receivables and the other Purchased Assets pursuant to the Transfer and Servicing Agreement (the "Transfer Agreement") dated as of [_______, 2000 by and among the Company, as transferor, Advanta, as servicer, and the Issuer. Pursuant to the Transfer Agreement, Advanta has agreed to service the Receivables.
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         Capitalized terms used herein without definition shall have the meanings set forth in the Indenture, the Purchase Agreement, the Transfer Agreement or the Trust Agreement. As used herein, the term "Transaction Documents" means the Indenture, the Indenture Supplement, the Offered Securities, the Purchase Agreement, the Transfer Agreement and the Letter of Representations among the Issuer, the Trustee and The Depository Trust Company.

         2. Representations and Warranties of the Company and Advanta. Each of the Company and Advanta, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

         (a) The Company and the Offered Securities meet the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"); the Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. ___________), including a representative form of prospectus supplement and the related preliminary prospectus or prospectuses, relating to the Offered Securities and the offering thereof from time to time in accordance with Rule 415 under the Act. Such registration statement, as amended, has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Company will prepare and file with the Commission a prospectus supplement (together with any later dated prospectus supplement relating to the Offered Securities, the "Prospectus Supplement") specifically relating to the Offered Securities pursuant to Rule 424 under the Act. The registration statement as amended at the date hereof is hereinafter referred to as the "Registration Statement." The term "Base Prospectus" means the prospectus dated ___________, 2000 filed pursuant to Rule 424(b) under the Act relating to all offerings of securities under the Registration Statement. The term "Prospectus" means the Base Prospectus together with the Prospectus Supplement. The term "Preliminary Prospectus" means any preliminary prospectus supplement specifically relating to the Offered Securities, together with the Base Prospectus. As used herein, the terms "Registration Statement," "Prospectus," "Base Prospectus" and "Preliminary Prospectus" shall include in each case the documents, if any, incorporated by reference therein (but not including any Computational Materials, ABS Term Sheets or Collateral Term Sheets described in Section 5A of this Agreement). If the Company has filed an abbreviated registration statement to register additional debt securities pursuant to Rule 462(b) under the Act (the "Rule 462(b) Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the electronically transmitted copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, any Preliminary


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         Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be;

         (b) No stop order preventing or suspending the effectiveness or use of the Registration Statement or the Prospectus has been issued by the Commission and no proceeding for that purpose has been initiated or, to the knowledge of the Company or Advanta, threatened by the Commission. The Registration Statement conforms, and the Prospectus and any further amendments to supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act, and the rules and regulations of the Commission thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus Supplement furnished on behalf of such Underwriter: on the cover page the price to public per note and the total price to the public, the information in each of the tables under the caption "Underwriting", the concession and reallowance figures appearing in the third, fourth and fifth paragraphs under the caption "Underwriting", the information contained in the seventh, eighth and ninth paragraphs under the caption "Underwriting" and the discount and commission table on page S-[__] under "Underwriting" (collectively, the "Provided Information") and the information in the last paragraph under the caption "Underwriting". In addition, the statements in "Description of the Notes," "The Indenture" and "Description of the Purchase Agreement" in the Base Prospectus and "Description of Series Provisions " in the Prospectus Supplement, to the extent they constitute a summary of the Notes, the Indenture, the Purchase Agreement and the Transfer Agreement, constitute a fair and accurate summary thereof;

         (c) The documents incorporated or deemed to be incorporated by reference in the Prospectus (but not including any Computational Materials, ABS Term Sheets or Collateral Term Sheets described in
         Section 5A of this Agreement), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange


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         Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in the Provided Information;

         (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change, or any development involving a prospective change, in or affecting the Company, Advanta, the Issuer or any of their respective subsidiaries (other than as contemplated in the Registration Statement or the Prospectus) which would be expected to have a material adverse effect on either (1) the ability of such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement or any of the Transaction Documents to which it is a party or (2) the Receivables considered in the aggregate;

         (e) The Company has been duly formed and is validly existing as a corporation in good standing under the laws of Nevada; Advanta has been duly incorporated and is validly existing as an industrial loan corporation in good standing under the laws of Utah; the Issuer has been duly formed [and is validly existing] as a common law [business] trust under the laws of Delaware; each of the Company and Advanta has the power and authority (corporate and/or other) to own its properties and conduct its business to the extent described in the Prospectus and to perform its obligations under this Agreement and the Transaction Documents to which it is a party; the Issuer has the power and authority to own its properties and conduct its business to the extent described in the Prospectus and to perform its obligations under the Transaction Documents to which it is a party; and each of the Company and Advanta has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

         (f) As of the Time of Delivery, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body that is required to be obtained or made by the Company, Advanta, the Issuer or their subsidiaries for the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have been obtained or made, except for such consents, approvals, authorizations, registrations or qualifications as may be required under Blue Sky laws;

         (g) Any taxes, fees and other governmental charges that are assessed and due from the Company, Advanta, or the Issuer in connection with the execution, delivery and issuance of this Agreement and each Transaction Document shall have been paid or will be paid at or prior to the Time of Delivery to the extent then due;



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         (h) This Agreement has been duly authorized, executed and delivered by the Company and Advanta and constitutes a legal, valid and binding agreement of the Company and Advanta enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law;

         (i) The Offered Securities have been duly and validly authorized by the Company, the direction by the Issuer to the Trustee to authenticate the Offered Securities has been duly authorized by the Company and, when issued pursuant to the Indenture and delivered pursuant to this Agreement, the Offered Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, and entitled to the benefits provided by the Indenture under which they are to be issued, which Indenture will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, assuming the due authorization, execution and delivery thereof by the other parties thereto, the Indenture will constitute a valid and legally binding instrument of the Issuer, enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law; assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the other Transaction Documents to which it is a party will constitute a valid and legally binding obligation of the Company, Advanta and the Issuer, as applicable, enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law; the execution, delivery and performance by each of the Company, Advanta and the Issuer of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action and proceedings required of it; and the Offered Securities, the Indenture, the Purchase Agreement, the Transfer Agreement and the other Transaction Documents will conform in all material respects to the descriptions thereof in the Prospectus;

         (j) The issue and sale of the Offered Securities by the Issuer as contemplated hereby and the compliance by the Company and Advanta with all of the provisions of this Agreement, and the compliance by each of the Company, Advanta and the Issuer with all of the provisions of all of the Transaction Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Advanta or the Issuer is a party


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         or by which the Company, Advanta or the Issuer or any of their subsidiaries is bound or to which any of the property or assets of the Company, Advanta or the Issuer is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, By-laws or Trust Agreement of the Company, Advanta, or the Issuer, as applicable, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, Advanta or the Issuer or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained by any of them for the issue and sale of the Offered Securities by the Issuer, the consummation by the Company, Advanta or the Issuer of the transactions contemplated by this Agreement or the Transaction Documents, except the registration under the Act of the Offered Securities and the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters;

         (k) There are no legal or governmental proceedings to which the Company, Advanta or the Issuer is a party or of which any property of the Company, Advanta or the Issuer is the subject (i) asserting the invalidity of this Agreement, the Offered Securities or any other Transaction Documents, (ii) seeking to prevent the issuance of the Offered Securities or the consummation of any of the transactions contemplated by this Agreement or any Transaction Document, (iii) which is reasonably expected to materially and adversely affect the performance by the Company, Advanta or the Issuer, of their respective obligations under, or the validity or enforceability of, this Agreement, the Offered Securities or the other Transaction Documents, as applicable, (iv) seeking to affect adversely the federal income tax attributes of the Offered Securities described in the Prospectus or (v) which is reasonably expected to, individually or in the aggregate, have a material adverse effect on the Company, Advanta or the Issuer; and, to the best of the Company's and Advanta's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (l) None of the Company, Advanta and the Issuer is in violation of its respective Articles of Incorporation, Trust Agreement or By-laws, and none of the Company, Advanta and the Issuer is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

         (m) None of the Company, Advanta and the Issuer is and, after giving effect to the offering and sale of the Offered Securities and other transactions contemplated hereby, will be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");



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         (n) As of the Initial Cut-off Date, the computer tape of the Initial
         Designated Accounts made available to the Representative by Advanta and the Company was accurate in all material respects;

         (o) No selection procedures adverse to the holders of the Offered Securities were utilized in selecting those Receivables transferred by Advanta to the Company from those Receivables available therefor;

         (p) Upon execution and delivery of the Purchase Agreement and the Transfer Agreement, the Company and the Issuer, respectively, will acquire the Receivables and the other Purchased Assets, free and clear of any lien, charge or encumbrance (other than as contemplated by the Transaction Documents), but subject to the rights of the related obligors;

         (q) As of the date hereof and as of the Time of Delivery, neither Advanta nor the Company is obligated to repurchase Receivables in the Initial Designated Accounts constituting a material portion of the aggregate Receivables in the Initial Designated Accounts existing as of the Time of Delivery;

         (r) As of the date hereof, the Company is wholly-owned by Advanta and the Issuer is wholly-owned by the Company;

         (s) In accordance with Generally Accepted Accounting Principles, as currently in effect, each party to the Purchase Agreement and the Transfer Agreement will treat the transactions contemplated by the Purchase Agreement and the Transfer Agreement as absolute assignments of the Receivables to the Company and to the Issuer, respectively;

         (t) Advanta represents and warrants that it has made available to the Underwriters copies of the consolidated financial statements of Advanta Corp. for the year ended December 31, 1999, as filed with the SEC. Except as set forth in or contemplated in the Registration Statement and the Prospectus or as described by Advanta Corp. in SEC filings or press releases of general distribution, copies of which have been delivered to you, there has been no material adverse change in the condition (financial or otherwise) of Advanta Corp. since December 31, 1999;

         (u) Each of the Company and Advanta hereby makes and repeats each of the respective representations and warranties expressly made by it in the Transaction Documents. Such representations and warranties are incorporated by reference in this Section 2 and the Underwriters may rely thereon as if such representations and warranties were fully set forth herein;

         (v) Any taxes, fees and other governmental charges arising from the execution and delivery by Advanta, the Company or the Issuer of this Agreement, the Purchase Agreement, the Transfer Agreement and the Indenture and in connection with the execution, delivery and issuance of the Offered Securities and with the transfer of the Receivables and the other Purchased Assets, have been paid or will be paid by the Company prior to the Closing Date; and



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         (w) Arthur Andersen LLP is an independent public accountant with respect to Advanta and the Company within the meaning of the Act and the rules and regulations promulgated thereunder.

         All representations, warranties and agreements made herein shall be deemed made as of the date hereof and as of the Time of Delivery; provided, however, that to the extent any representation or warranty relates to a specific date, such representation and warranty shall be deemed to continue to relate only to such date.

         3. Sale and Delivery to the Underwriters; Closing. Subject to the terms and conditions herein set forth, the Company agrees to cause the Issuer to issue and sell the Offered Securities to each of the Underwriters, severally and not jointly, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, the principal amount of Offered Securities set forth opposite the name of such Underwriter, and at the purchase price set forth, in Schedule A hereto.

         Each class of the Offered Securities will be represented initially by one or more definitive global certificates in registered form which will be deposited by or on behalf of the Issuer with The Depository Trust Company ("DTC") or, on DTC's behalf, with DTC's designated nominee or custodian and duly endorsed to DTC or in blank by an effective endorsement. The Company will cause the Issuer to transfer the Offered Securities in book-entry form to the Representative, for the account of each Underwriter, against payment by the Representative (by or on behalf of each such Underwriter or otherwise) of the purchase price therefor by wire transfer payable to the order of the Company in federal (same day) funds (to such account or accounts as the Company shall designate), by causing DTC to credit the Offered Securities to the account of the Representative at DTC. The Company will cause the global certificates referred to above to be made available to the Representative for checking at least 24 hours prior to the Time of Delivery at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be [9:00] a.m., New York City time, on [__________], 2000 or such other time and date as the Representative and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery."

         The documents to be delivered at Time of Delivery by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross receipt for the Offered Securities and any additional documents requested by the Underwriters pursuant to Section 6(q) hereof, will be delivered at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 250 Park Avenue, New York, New York 10177 (the "Closing Location"), and the Offered Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

         4. Offering by Underwriters. (a) It is understood that upon the authorization by the Representative of the release of the Offered Securities, the Underwriters propose and agree to


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offer the Offered Securities for sale upon the terms and conditions set forth in the Prospectus.

         (b) Each of the Underwriters agrees that if it is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the "NASD"), it will not effect any transaction in the Offered Securities within the United States or induce or attempt to induce the purchase of or sale of the Offered Securities within the United States, except that you shall be permitted to make sales to the other Underwriters or to their United States affiliates; provided that such sales are made in compliance with an exemption of certain foreign brokers or dealers under Rule 15a-6 under the Exchange Act, and in conformity with the Rules of Fair Practice of the NASD as such rules apply to non-NASD brokers or dealers.

         (c) Each Underwriter further represents that:

                  (i) it has not offered or sold and, prior to the expiry of six months from the Closing Date, will not offer or sell, any Offered Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their business, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

                  (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom;

                  (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or persons to whom such document may otherwise lawfully be issued, distributed or passed on; and

                  (iv) it is a person of a kind described in Article II(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

         5. Certain Agreements of the Company and Advanta. The Company and Advanta, jointly and severally, agree with each of the Underwriters that:

         (a) The Company will prepare the Prospectus in a form approved by the Representative (which approval will not be unreasonably withheld) and will file such Prospectus pursuant to Rule 424(b) under the Act not later than the date required by Rule 424; make no further amendment or any supplement to the Registration Statement (including any post-effective amendment and any filing under Rule 462(b) under the
         Act) or Prospectus prior to the Time of Delivery which shall be reasonably disapproved by the Representative promptly after reasonable notice thereof; will advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to


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         furnish the Representative with copies thereof, will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Securities; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, will promptly use its best efforts to obtain the withdrawal of such order.

         (b) The Company will promptly from time to time take such action as the Representative may reasonably request to qualify the Offered Securities for offering and sale under the securities laws of such states as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such states for as long as may be necessary to complete the distribution of the Offered Securities, provided that in connection therewith neither the Company nor the Issuer shall be required to qualify as a foreign corporation or entity or to file a general consent to service of process in any state.

         (c) The Company will furnish the Underwriters with copies of the Prospectus in such quantities as the Underwriters may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offered Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act or the Trust Indenture Act, will notify the Representative and promptly will file such document which will correct such statement or omission and will prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Offered Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representative's request will, at the Company's expense, prepare and deliver to such Underwriter as many copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

         (d) [As soon as practicable, the Company will make generally available to Noteholders and to the Underwriters an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.] The Company will comply with the periodic reporting requirements under the Exchange Act.

         (e) During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery or the termination of the syndicate, which shall in no event exceed 30 days from the Time of Delivery, neither the Company nor Advanta will offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities secured by or evidencing interests in receivables similar to the Receivables.

         (f) So long as any Offered Securities shall be outstanding, Advanta will deliver or cause to be delivered to the Representative the annual statement as to compliance to be delivered by Advanta to the Owner Trustee, the Trustee and each Rating Agency pursuant to Section 3.06 of the Transfer Agreement, as soon as such statement is furnished to Advanta.

         (g) The Company and Advanta will cooperate with the Underwriters and use their best efforts to permit the Offered Securities to be eligible for clearance and settlement through DTC.

         (h) The Company will furnish such information, execute such instruments and take such actions, if any, as the Representative may reasonably request in connection with any filing with the NASD relating to the Offered Securities should the Representative determine that such filing is required or appropriate.

         (i) So long as any of the Offered Securities are outstanding, the Company will furnish to the Representative as soon as practicable (i) all documents required to be distributed to the holders of the Offered Securities or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, (ii) all monthly reports required to be delivered to or filed with the Trustee, (iii) all notices or requests to or from the Rating Agencies with respect to the Offered Securities that have been delivered to or received by the Company and (iv) from time to time, any other publicly available information concerning the Company filed with any government or regulatory authority, as the Representative may reasonably request.

         (j) At the Time of Delivery, the electronic ledger used by Advanta as a master record of the Receivables conveyed by Advanta to the Company and, in turn, conveyed by the Company to the Issuer, shall be marked in such a manner as shall clearly indicate the Issuer's absolute ownership of such Receivables, and from and after the Time of Delivery, neither the Company nor Advanta nor any of their affiliates shall take any action inconsistent with the Issuer's ownership of such Receivables, other than as permitted by the Transaction Documents.

         (k) To the extent, if any, that the rating provided with respect to the Offered Securities by any of the Rating Agencies that initially rate the Offered Securities is conditional upon the furnishing of documents or the taking of any other reasonable actions by the Company or Advanta, the Company and Advanta will use their best efforts to furnish, as soon as practicable, such documents and take (or cause the taking of) any such other actions.

         (l) Each of the Company and Advanta will use the net proceeds received by it from the issuance of the Offered Securities in the manner specified in the Prospectus under the caption "Use of Proceeds."

         (m) The Company will file with the Commission within fifteen days of the issuance of the Offered Securities a current report on Form 8-K setting forth specific information concerning the Offered Securities and the Receivables to the extent that such information is not set forth in the Prospectus. The Company will also file with the Commission a current report on Form 8-K setting forth all Computational Materials, ABS Term Sheets and Collateral Term Sheets (as such terms are defined herein) provided to the Company by any Underwriter within the applicable time periods allotted for such filing pursuant to the No-Action Letters (as such term is defined herein).

         5A. Investor Information. Each Underwriter may prepare and provide to prospective investors certain Computational Materials, ABS Term Sheets or Collateral Term Sheets in connection with its offering of the Offered Securities, subject to the following conditions:

         (a) Such Underwriter shall comply with the requirements of the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

         (b) For purposes hereof, "COMPUTATIONAL MATERIALS" shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by any Underwriter. For purposes hereof, "ABS TERM SHEETS" and "COLLATERAL TERM SHEETS" shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by any Underwriter.

         (c) Each Underwriter shall provide to the Company any Computational Materials, ABS Term Sheets or Collateral Term Sheets which are provided to investors by it no later than the date preceding the date such Computational Materials, ABS Term Sheets or Collateral Term Sheets are required to be filed pursuant to the applicable No-Action Letters. Each Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed.

         (d) In the event that the Company or any Underwriter discovers an error in the Computational Materials, ABS Term Sheets or Collateral Term Sheets, the Underwriter that prepared such material shall prepare corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets, as applicable, and deliver them to the Company for filing pursuant to Section 5(o).

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and Advanta herein are, at and as of the Time of Delivery, true and correct (except to the extent that any representation or warranty relates to a specific date, in which case such representation or warranty shall be deemed to continue to relate only to such date), the condition that the Company and Advanta shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions precedent:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative's reasonable satisfaction;

         (b) The Underwriters shall have received an opinion, dated the Closing Date, of [_____________] as special counsel for Advanta, satisfactory in form and substance to the Representative and its counsel to the effect that:

                  (i) Advanta (x) has been duly incorporated and is validly existing as an industrial loan corporation under the laws of the State of Utah, with power and authority to own its properties and conduct its business as described in the Prospectus and (y) has the power, authority and legal right to acquire and own the Designated Accounts and the Receivables, to sell and assign the Receivables to the Company pursuant to the Purchase Agreement and to service the Designated Accounts and Receivables pursuant to the Transfer Agreement;

                  (ii) Advanta has, or at the time of execution thereof, had, the power and authority to execute and deliver each of the Transaction Documents to which it is a party, and Advanta had and at all times since the time of execution thereof has had and does now have the power to consummate the transactions contemplated herein and in the Transaction Documents to which it is a party;

                  (iii) Advanta has duly authorized, and, as of the Closing Date, will have executed and delivered, each Transaction Document to which it is a party;

                  (iv) This Agreement has been duly authorized, executed and delivered by Advanta;

                  (v) No consent, approval, authorization or order of, or filing of any UCC Financing statements with, any court or governmental agency or body of the State of Utah having jurisdiction over Advanta is required for the consummation of the transactions contemplated by this Agreement and the Transaction Documents, except for (x) filing of UCC financing statements with respect to the transactions contemplated in the Purchase Agreement and the Transfer Agreement and (y) such consents, approvals, authorizations, orders or filings as may be required under the state securities or blue sky laws of any jurisdiction;

                  (vi) The execution, delivery and performance by Advanta of this Agreement, the transfer of the Receivables from Advanta to the Company and, in turn, from the Company to the Issuer, the issuance and sale of the Notes and the consummation of any other of the transactions contemplated herein or in the Transaction Documents will not conflict with, result in a breach of or a violation of any of the terms of, or constitute a default under (x) the Articles of Incorporation and Bylaws of Advanta, (y) any rule, order, statute or regulation known to such counsel to be currently applicable to Advanta or (z) any agreement or other instrument, known to such counsel, to which Advanta is a party or by which it is bound; and

                  (vii) To such counsel's knowledge, there are no actions, proceedings or investigations pending before any court, administrative agency or other tribunal (v) asserting the invalidity of this Agreement, any of the Transaction Documents or the Notes, (w) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, (x) which might materially and adversely affect the performance by Advanta of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents to which it is a party or (y) seeking adversely to affect the federal income tax attributes of the Notes as described in the Base Prospectus under the heading "Federal Income Tax Consequences."

         (c) The Underwriters shall have received an opinion, dated the Closing Date, of [_____________] as special counsel for the Company, satisfactory in form and substance to the Representative and its counsel to the effect that:

                  (i) The Company (x) has been duly incorporated and is validly existing as a corporation under the laws of the State of Nevada, with power and authority to own its properties and conduct its business as described in the Prospectus and (y) has the power, authority and legal right to acquire and own the Designated Accounts and the

         Receivables, to sell and assign the Receivables to the Issuer pursuant to the Transfer Agreement;

                  (ii) The Company has, or at the time of execution thereof, had, the power and authority to execute and deliver each of the Transaction Documents to which it is a party, and the Company had and at all times since the time of execution thereof has had and does now have the power to consummate the transactions contemplated herein and in the Transaction Documents to which it is a party;

                  (iii) The Company has duly authorized, and, as of the Closing Date, will have executed and delivered, each Transaction Document to which it is a party;

                  (iv) This Agreement has been duly authorized, executed and delivered by the Company;

                  (v) No consent, approval, authorization or order of, or filing of any UCC Financing statements with, any court or governmental agency or body of the State of Nevada having jurisdiction over the Company is required for the consummation of the transactions contemplated by this Agreement and the Transaction Documents, except for (x) filing of UCC financing statements with respect to the transactions contemplated in the Purchase Agreement and the Transfer Agreement and (y) such consents, approvals, authorizations, orders or filings as may be required under the state securities or blue sky laws of any jurisdiction;

                  (vi) The execution, delivery and performance by the Company of this Agreement, the transfer of the Receivables from the Company to the Issuer, the issuance and sale of the Notes and the consummation of any other of the transactions contemplated herein or in the Transaction Documents will not conflict with, result in a breach of or a violation of any of the terms of, or constitute a default under (x) the Articles of Incorporation and Bylaws of the Company, (y) any rule, order, statute or regulation known to such counsel to be currently applicable to the Company or (z) any agreement or other instrument, known to such counsel, to which the Company is a party or by which it is bound; and

                  (vii) To such counsel's knowledge, there are no actions, proceedings or investigations pending before any court, administrative agency or other tribunal (v) asserting the invalidity of this Agreement, any of the Transaction Documents or the Notes, (w) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, (x) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents to which it is a party or (y) seeking adversely to affect the federal income tax attributes of the Notes as described in the Base Prospectus under the heading "Federal Income Tax Consequences."

         (d) The Underwriters shall have received an opinion dated the Closing Date, of Wolf, Block, Schorr and Solis-Cohen LLP, special counsel to the Company and Advanta, satisfactory in form and substance to the Representative and its counsel, to the effect that:

                  (i) Each of the Transaction Documents, including the allocation of Collections provisions thereof, to which the Company or Advanta is a party constitutes the legal, valid and binding obligation of each of them, as applicable, under the laws of the State of New York enforceable against the Company and Advanta, as applicable, in accordance with its terms.

                  (ii) This Agreement constitutes the legal, valid and binding obligation of the Company and Advanta under the laws of the State of New York, enforceable against the Company and Advanta in accordance with its terms.

                  (iii) The Notes, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with this Agreement, will be duly and validly issued and outstanding, will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and will be entitled to the benefits of the Indenture.

                  (iv) The statements in the Base Prospectus under the headings "Risk Factors-if a conservator or receiver were appointed for a seller or transferor that is a bank, or if a seller or transferor that is not a bank became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur," "Material Legal Aspects of the Receivables," "ERISA Considerations" and "Federal Income Tax Consequences" and the statements in the Prospectus Supplement under the headings "Summary of Terms-Tax Status" and " - ERISA Considerations" and "ERISA Considerations," to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.

                  (v) This Agreement, the Transaction Documents and the Notes conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (vi) The Indenture has been duly qualified under the TIA and complies as to form with the TIA and the rules and regulations of the Commission thereunder. The Trust is not now, and immediately following the sale of the Notes pursuant to this Agreement will not be, required to be registered under the Investment Company Act of 1940, as amended.

                  (vii) Subject to the discussion in the Prospectus under the heading "U.S. Federal Income Tax Consequences", the Notes will properly be characterized as indebtedness and the issuance of the Notes will not cause the Issuer to be classified as an association (or publicly traded partnership) taxable as a corporation, for U.S. federal income tax purposes.

                  (viii) The Indenture constitutes the legal, valid and binding obligation of the Issuer under the laws of the State of New York.

                  (ix) The Registration Statement and the Prospectus (other than the financial and statistical information contained therein) on their respective effective dates or dates of issuance appear on their face to be appropriately responsive in all material respects to the applicable requirements of the Act and the Rules and Regulations; such counsel has no reason to believe that either the Registration Statement or the Prospectus, as of such respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as amended or supplemented as of the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements, therein, in light of the circumstances under which they were made, not misleading (except that such counsel may express no opinion as to (x) any financial statements, supporting schedules or other financial or statistical information included in the Registration Statement or the Prospectus or (y) the exhibits to the Registration Statement.

                  (x) If the FDIC is appointed as conservator or receiver for Advanta and if a court were to determine that the Company has a security interest in the Receivables and the proceeds thereof, the court would hold that the security interest of the Company would be enforceable against Advanta with respect to the Receivables and such proceeds.

         (e) The Underwriters shall have received from [___________________], special counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters relating to this transaction as the Representative and its counsel may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (f) The Underwriters shall have received an opinion, dated the Closing Date, of [____________________], special Utah counsel for Advanta, satisfactory in form and substance to the Representative and its counsel with respect to (i) certain matters relating to the transfer of the Receivables from Advanta to the Company and (ii) the perfection of the security interest in favor of the Company in the Receivables and the proceeds thereof.

         (g) The Underwriters shall have received an opinion, dated the Closing Date, of [___________________], special Nevada counsel for Company satisfactory in form and substance to the Representative and its counsel, with respect to (i) certain matters relating to the transfer of the Receivables from the Company to the Issuer, and (ii) the perfection of the security interests in favor of the Issuer in the Receivables and the proceeds thereof.

         (h) The Underwriters shall have received a certificate from each of the Company and Advanta, dated the Closing Date, of two Vice Presidents or more senior officers of the Company or Advanta, as the case may be, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (u) the representations and warranties of the Company and Advanta, as the case may be, in this Agreement are true and correct in all material respects on and as of the Closing Date, (v) the Company or Advanta, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (w) the representations and warranties of the Company or Advanta, as the case may be, contained in this Agreement and the Transaction Documents to which it is a party are true and correct as of the dates specified herein and therein, (x) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (y) nothing has come to such officers' attention that would lead such officers to believe that the Registration Statement or the Prospectus, and any amendment or supplement thereto, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) in the officer's certificate for Advanta only, subsequent to the date of the Prospectus, there has been no material adverse change in the financial position or results of operation of Advanta's credit card business except as set forth in or contemplated by the Prospectus or as described in such certificate.

         (i) The Underwriters shall have received an opinion of [________________], counsel to the Owner Trustee, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel, to the effect that:

                  (i) The Owner Trustee is duly incorporated and validly existing as a banking corporation in good standing under the laws of the State of Delaware;

                  (ii) The Owner Trustee has the power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby;

                  (iii) The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms;

                  (iv) Each of the Indenture, the Trust Agreement and the Transfer Agreement (collectively referred to in this subsection (j) as the "Trust Documents") has been duly executed and delivered by the Owner Trustee, as Owner Trustee on behalf of the Issuer;

                  (v) Neither the execution, delivery or performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Documents, nor the consummation of the transactions by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of the Owner Trustee;

                  (vi) Neither the execution, delivery and performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Documents, nor the consummation of the transactions by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, contemplated thereby, is in violation of the charter or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the banking or trust powers of the Owner Trustee or, to such counsel's knowledge, without independent investigation, or any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to such counsel's knowledge, without independent investigation, of any judgment or order applicable to the Owner Trustee;

                  (vii) No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission of the State of Delaware is required by or with respect to the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, for the valid execution and delivery of the Trust Documents, or for the validity or enforceability thereof; and

                  (viii) To such counsel's knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Owner Trustee before any court or other governmental authority which, if adversely determined, would materially and adversely affect the ability of the Owner Trustee to carry out the transactions contemplated by the Trust Agreement.

         (j) The Underwriters shall have received an opinion of [_______________], special Delaware counsel to the Issuer, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel, to the effect that:

                  (i) The Issuer is validly existing as a common law trust under the laws of the State of Delaware.

                  (ii) The Trust Agreement constitutes a legal, valid and binding obligation of the Owner Trustee and the Transferor, enforceable against the Owner Trustee and the Transferor, in accordance with its terms;

                  (iii) The Trust Agreement authorizes the Issuer to execute and deliver the Transfer Agreement and the Indenture, to issue the Notes and the Transferor Certificate and to Grant the Trust Estate to the Indenture Trustee as security for the Notes;

                  (iv) The Issuer has the power and authority, pursuant to the Trust Agreement to execute, deliver and perform its obligations under the Trust Agreement, the Indenture and the Transfer Agreement (collectively referred to in this subsection (j) as the "Trust Documents"), the Notes and the Owner Certificate and has duly authorized, executed and delivered such agreements and obligations;

                  (v) When the Transferor Certificate is duly executed and issued by the Issuer and duly authenticated by the Owner Trustee in accordance with the Trust Agreement, the Transferor Certificate will be validly issued and entitled to the benefits of the Trust Agreement;

                  (vi) Neither the execution, delivery and performance by the Issuer of the Trust Documents, the Notes or the Transferor Certificate, nor the consummation by the Issuer of any of the transactions by the Issuer contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of any financing statements with the Delaware Secretary of State in connection with the Trust Documents;

                  (vii) Neither the execution, delivery and performance by the Issuer of the Trust Documents, nor the consummation by the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuer;

                  [(viii) No creditor of the holder of the Transferor Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement;]

                  [(ix) The Issuer may not be terminated or revoked by any holder of a Certificate, and the dissolution, termination or bankruptcy of any holder of a Certificate shall not result in the termination or dissolution of the Issuer, except to the extent otherwise provided in the Trust Agreement;] [(x) There is no excise or other tax imposed by the State of Delaware upon the perfection of a security interest in the Receivables;]

                  [(xi) There is no excise or other tax imposed by the State of Delaware upon the transfer of the Receivables to or from the Issuer;]

                  [(xii) There is no personal property tax imposed by the State of Delaware upon or measured by the corpus of the Issuer;]

                  [(xiii) The characterization of the Issuer for federal income tax purposes, whether as a trust, partnership or association taxable as a corporation, will be determinative of the character of the Issuer under the laws of the State of Delaware concerning any tax imposed on or measured by income;]

                  [(xiv) Assuming the Issuer will be taxed as a partnership for federal income tax purposes, there will be no income tax imposed by the State of Delaware upon the Issuer entity;]

                  [(xv) Any income tax imposed by the State of' Delaware that might be applicable to the Issuer would be based upon "federal taxable income," and for the purpose of ascertaining such income, the amount of taxable income as computed for federal income tax purposes will be determinative, whether such amount is computed based upon a characterization of the transaction as a sale or as a loan;]

                  (xvi) There is no document or stamp tax imposed by the State of Delaware upon the issuance of the Notes;

                  (xvii) There is no income tax imposed by the [City of Wilmington, Delaware] upon the Issuer and the [City of Wilmington, Delaware] is prohibited by Delaware State law from imposing a personal property tax upon or measured by the corpus of the Issuer; and

                  (xviii) The Transferor is the sole beneficial owner of the Issuer.

         (k) The Underwriters shall have received an opinion of [___________________], counsel to the Indenture Trustee dated the Closing Date, satisfactory in form and substance to the Representative and its counsel, to the effect that:

                  (i) The Indenture Trustee has been duly incorporated and is validly existing as a banking corporation under the laws of the State of [_______________] and has the power and authority to enter into and take all action required of it and accept the trusts imposed by the Indenture and to act as Indenture Trustee under the Indenture;

                  (ii) The acknowledgment by the Indenture Trustee of the Administration Agreement has been duly authorized, executed and delivered by the Indenture Trustee. The Indenture Trustee has duly authorized, executed and delivered the Indenture. Assuming the due authorization, execution and delivery thereof by the other parties thereto, the Indenture is the legal, valid and binding agreement of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms;

                  (iii) The Notes have been duly authenticated and delivered by the Indenture Trustee;

                  (iv) The Indenture Trustee is duly authorized and empowered to exercise trust powers under applicable law;

                  (v) Neither the execution and delivery of the Notes, the acknowledgment of the Administration Agreement, the execution, delivery nor the performance of the Indenture by the Indenture Trustee conflicts with or will result in a violation of (A) any law or regulation of the United States of America or the State of [__________________] governing the banking or trust powers of the Indenture Trustee or (B) the Certificate of Incorporation or Bylaws of the Indenture Trustee.

                  (vi) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of [__________________] having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with the execution and delivery by the Indenture Trustee of the Indenture or the performance by the Indenture Trustee of the terms of the Indenture or the acknowledgment of the Transfer Agreement.

         (l) [The Underwriters shall have received an opinion dated the Closing Date, of Wolf, Block, Schorr and Solis - Cohen LLP, special counsel to the Company and Advanta, satisfactory in form and substance to the Representative and its counsel, to the effect that transfer of the Receivables from Advanta to the Company would constitute an absolute sale rather than a borrowing of Advanta secured by the Receivables and would not be property of the estate of Advanta under Section 541(a) of the Bankruptcy Code, and the rights of the Company to the Receivables would not be impaired by the operation of Section 362(a) of the Bankruptcy Code.]

         (m) You shall have received reliance letters addressed to the Representative, dated as of the Closing Date, allowing the Representative to rely on each opinion of counsel delivered to a Rating Agency, the Indenture Trustee, the Company or Advanta in connection with the issuance of the Notes.

         (n) At the Time of Delivery, [_________________________] shall have furnished to the Representative a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representative, containing a statement to the effect that [__________________] is an independent public accountant with respect to the Company and Advanta, as defined in the Act and the rules and regulations of the Commission thereunder;

         (o) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the Company or Advanta (other than as contemplated in the Registration Statement) which, in the reasonable judgment of the Representative, would be expected to have an adverse effect on either
         (a) the ability of such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement or any of the Transaction Documents to which it is a party or
         (b) the Receivables that, in either case, would make it impractical or inadvisable to proceed with the offering or the delivery of the Offered Securities as contemplated by the Registration Statement and the Prospectus (and any supplements thereto);

         (p) At the Time of Delivery, (i) the Class A Notes, the Class B Notes and the Class C Notes shall be rated by Moody's Investors Service, Inc. ("Moody's") at least "Aaa", "A-2", and "Baa2", respectively, (ii) the Class A Notes, the Class B Notes and the Class C Notes shall be rated by Fitch IBCA, Inc. ("Fitch") at least "AAA", "A" and "BBB", respectively and (iii) the Class A Notes, the Class B Notes and the Class C Notes shall be rated by Standard & Poor's Rating Services ("Standard & Poor's") at least "AAA", "A" and "BBB", respectively.

         (q) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectus;

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all respects when and as provided in this Agreement, if the Company or Advanta is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled on, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company and Advanta in writing, or by telephone or telegraph confirmed in writing.

         7. Indemnification and Contribution.

         (a) The Company and Advanta, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, from and against (i) any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and will promptly reimburse each Underwriter, their respective directors and officers and each person who controls the Underwriter within the meaning of Section 15 of the Act, for any legal or other expenses reasonably incurred by any Underwriter and such other indemnified persons in connection with investigating, preparing or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and Advanta shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus in reliance upon and in conformity with the Provided Information and provided further that such Provided Information was not based upon Company-Provided Information (as defined below) and (ii) any losses, claims, damages, liabilities, joint or several, and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Computational Materials, ABS Term Sheets or Collateral Term Sheets distributed by any Underwriter; provided, however, that the Company and Advanta shall not be liable in any such case if such untrue statement or alleged untrue statement of a material fact was made in reliance upon and in conformity with Derived Information provided by such Underwriter expressly for use in the Computational Materials, the ABS Term Sheets or the Collateral Term Sheets and the untrue statement or alleged untrue statement did not derive from an inaccuracy in the Company-Provided Information used in the preparation of such Computational Materials, ABS Term Sheets or Collateral Term Sheets. The foregoing indemnity agreement is in addition to any liability which each of the Company and Advanta may otherwise have to the Underwriters or any person who controls such Underwriter.

         (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and Advanta, their respective directors and officers and each person, if any who controls the Company or Advanta, as the case may be, within the meaning of Section 15 of the Act, against (i) any losses, claims, damages or liabilities, joint or several, to which the Company, Advanta or such indemnified person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus in reliance upon and in conformity with the Provided Information and provided that such Provided Information was not based upon Company-Provided Information (as defined herein); and will reimburse the Company and Advanta, their respective directors and officers and each person who controls the Company or Advanta within the meaning of Section 15 of the Act, for any legal or other expenses reasonably incurred by the Company, Advanta and such other indemnified persons in connection with investigating, preparing or defending any such loss, claim, damage, liability or action as such expenses are incurred and (ii) any losses, claims, damages and expenses described in the indemnity contained in subsection
         (a) of this Section 7, but only with respect to untrue statements or alleged untrue statements made in the Computational Materials, Collateral Term Sheets or ABS Term Sheets furnished by such Underwriter to the extent that such untrue statement or alleged untrue statement of a material fact was made in reliance upon and in conformity with Derived Information provided by it expressly for use in the Computational Materials, the ABS Term Sheets or the Collateral Term Sheets and the untrue statements or alleged untrue statements were not derived from any inaccuracy in the Company-Provided Information used in the preparation of such Computational Materials, ABS Term Sheets or Collateral Term Sheets. The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to each of the Company and Advanta.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent it has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who may be counsel to the indemnifying party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised in writing (with a copy to the indemnifying party) by counsel that representation of such indemnified party and the indemnifying party is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time from all indemnified parties not having actual or potential differing interests with any other indemnified party. The indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this
         Section 7 for any legal or other expenses incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and provided that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

         (d) Each Underwriter severally agrees, except to the extent any loss, claim, damage or liability described in this subsection (d) occurs because Company-Provided Information (defined below) is not accurate and complete in all material respects, to indemnify and hold harmless the Company and Advanta, and their respective directors, officers, managers and controlling persons within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action, provided that, in no event shall any Underwriter be responsible under this clause (d) for any amount in excess of the underwriting discount applicable to the Offered Securities purchased by such Underwriter hereunder. Each Underwriter's obligations under this Section 7(d) shall be in addition to any liability which each Underwriter may otherwise have to the Company or Advanta.

         (e) Each of the Company and Advanta agrees to indemnify and hold harmless the Underwriters, each of the Underwriters' officers and directors and each person who controls the Underwriters within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Company-Provided Information provided by the Company and Advanta, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The Company and Advanta's obligation under this Section 7(e) shall be in addition to any liability which they may otherwise have to the Underwriters.

         The procedures set forth in Section 7(c) shall be equally applicable to Sections 7(d) and 7(e).

         (f) For purposes of this Section 7, the term "DERIVED INFORMATION" means such portion, if any, of the information delivered to the Company or Advanta by the Underwriters for filing with the Commission as:

                  (i) is not contained in the Prospectus without taking into account information incorporated therein by reference;

                  (ii) does not constitute Company-Provided Information; and

                  (iii) is of the type of information defined as Collateral Term Sheets, ABS Term Sheets or Computational Materials (as such terms are interpreted in the No-Action Letters).

         "COMPANY-PROVIDED INFORMATION" means any computer tape furnished to the Underwriters by the Company concerning the Receivables or any other information furnished by the Company to the Underwriters that is relied on or is reasonably anticipated by the parties hereto to be relied on by the Underwriters in the course of the Underwriters' preparation of its Derived Information or the Provided Information.

         (g) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Advanta on the one hand and the Underwriters on the other from the offering of the Offered

         Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection
         (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Advanta on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Advanta on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities purchased under this Agreement (before deducting expenses) received by the Company and Advanta bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Advanta on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Advanta and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (g) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action or claim. Notwithstanding the provisions of this subsection (g), no Underwriter shall be obligated to contribute any amount in excess of the underwriting discount applicable to the Offered Securities purchased by such Underwriter under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (g) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (h) The obligations of the Company and Advanta under this Section 7 shall be in addition to any liability which the Company and Advanta may otherwise have and shall extend, upon the same term and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or Advanta who has signed the Registration Statement and to each person, if any, who controls the Company or Advanta within the meaning of the Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder at the Time of Delivery, the remaining Underwriters (the "Non-Defaulting Underwriters") shall have the right, but not the obligation, to make arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons within 36 hours after such default; if, however, the Non-Defaulting Underwriters shall not have completed such arrangements within such 36 hour period, then this Agreement shall terminate without liability on the part of any Non-Defaulting Underwriter, Advanta or the Company, except as provided in Section 10 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         In the event of any such default which does not result in a termination of this Agreement, any of the Non-Defaulting Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

         9. Reimbursement of Expenses. If (x) no closing of the sale of the Offered Securities occurs by the Closing Date through no fault of the Company or Advanta or because the conditions set forth in Section 6 have not been met, or
(y) the Underwriters terminate the engagement pursuant to Section 12 or because any conditions precedent in Section 6 have not been fulfilled, then the Company's or Advanta's liability to the Underwriters shall be limited to the reimbursement of the Underwriters' expenses incurred through the date of termination for their reasonable out-of-pocket and incidental expenses including the reasonable fees and expenses of Underwriters' counsel. In addition, whether or not the Offered Securities are issued or sold:

         (a) The Company or Advanta shall pay the reasonable fees and expenses associated with the transactions contemplated hereby not paid by the Underwriters in accordance with the provisions of Section 9(b) including, without limitation, the following fees and expenses:

                  (i) rating agency fees payable with respect to their ratings of the Offered Securities;

                  (ii) any fees charged by the firm of independent public accountants referred to in Section 6(g);

                  (iii) filing fees in connection with the transactions contemplated hereby including, but not limited to, the Commission;

                  (iv) the Trustee's fees and expenses and reasonable fees and expenses of counsel to the Trustee;

                  (v) the costs and expenses of printing the Prospectus (except the amount to be paid by the Underwriters in Section 9(b) below);

                  (vi) the costs of printing or reproducing this Agreement, the Blue Sky Survey, if applicable, and any other documents in connection with the offer, sale and delivery of the Offered Securities;

                  (vii) all expenses in connection with the qualification of the Offered Securities under state securities laws, including the fees and disbursements of counsel in connection with the Blue Sky Survey, if applicable;

                  (viii) the cost of preparing the Offered Securities;

                  (ix) the cost or expenses of any transfer agent or registrar; and

                  (x) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 9; provided, that neither the Company nor Advanta waives any rights to reimbursement from the Underwriters in the event of any Underwriter's failure to perform in accordance with this Agreement.

         (b) It is understood and agreed that, except as provided in Sections 7 and 10, the Underwriters will pay (i) securities transfer taxes on resale of any of the Offered Securities by them, (ii) 50% of the costs and expenses of printing the Prospectus and the Prospectus Supplement,
         (iii) any advertising expenses connected with any offers they may make and (iv) fees and expenses of counsel to the Underwriters.

         10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, Advanta and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or Advanta, or any officer or director or controlling person of the Company or Advanta, and shall survive delivery of and payment for the Offered Securities.

         If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 9, and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8, the Company will reimburse the Underwriters through the Representative for all out-of-pocket expenses approved in writing by the Representative, including fees, expenses and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Offered Securities, but neither Advanta nor the Company shall then be under any further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

         11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative in care of [_______________________________],

Attention: [________________];if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; and if to Advanta shall be delivered or sent by mail, telex or facsimile transmission to Advanta Bank Corp., 11850 South Election Road, Draper, Utah, 84020, Attention:
[_______________], provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         12. Termination.

         (a) This Agreement may be terminated by you in your absolute discretion at any time upon the giving of notice at any time prior to the Closing
         Date: (i) if there has been any material adverse change in the condition, financial or otherwise, of the Company or Advanta, or in the earnings, business affairs or business prospects of the Company or Advanta, whether or not arising in the ordinary course of business, or
         (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities, or (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities. In the event of any such termination, no party will have any liability to any other party hereto, except as otherwise provided in Section 7 hereof.

         (b) This Agreement may not be terminated by the Company or Advanta without the written consent of the Underwriters, except in accordance with law.

         (c) Notwithstanding anything herein to the contrary, in the event the Company or Advanta does not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any material respect, this Agreement and all of the Underwriters' obligations hereunder may be immediately cancelled by the Underwriters by notice thereof to the Company or Advanta. Any such cancellation shall be without liability of any party to any other party except that the provisions of Sections 7 and 10 hereof shall survive any such cancellation.

         13. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and Advanta and, to the extent provided in Sections 7 and 8 hereof, the officers, directors and managers of the Company and Advanta and each person who controls the Company and Advanta or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered Securities from any

Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Representation of Underwriters. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

         15. Time of the Essence. Time shall be of the essence of this Agreement.

         16. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company and Advanta hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         18. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                            [SIGNATURE PAGE FOLLOWS]

         If you are in agreement with the foregoing, please sign and return to us a counterpart hereof for each of the Company and Advanta and for each of the Underwriters and each counsel to the parties hereto, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, Advanta, and the Company.

                                            Very truly yours,

                                            ADVANTA BUSINESS RECEIVABLES CORP.

                                            By:_______________________________
                                               Name:
                                               Title:


                                            ADVANTA BANK CORP.

                                            By:_______________________________
                                               Name:
                                               Title:

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written.

[_____________________________________]
 as Representative of the Underwriters

By:   [_____________________________]

      By:___________________________
         Authorized Representative



                    Signature Page to Underwriting Agreement

                                   SCHEDULE A


     Underwriter          Class A          Class B          Class C
     -----------          -------          -------          -------


  Total
                          -------          -------          -------






Purchase Price to Public
(as a percentage of
the principal amount of
each class of Offered Securities)*

Class A:        %
Class B:        %
Class C:        %